                                                                    Exhibit 10.7

                                    EXHIBIT B

                                 FORM OF WARRANT

            (A) NEITHER THIS WARRANT NOR ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

            (B) THIS WARRANT IS ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

                ------------------------------------------------

                        HOTEL RESERVATIONS NETWORK, INC.
                      CLASS A COMMON STOCK PURCHASE WARRANT

                ------------------------------------------------

            This certifies that, for good and valuable consideration, Hotel Reservations Network, a Delaware corporation ("HRN"), grants to Travelocity.com LP, a Delaware limited partnership (the "Warrantholder"), subject to the vesting conditions set forth in Section 1, the right to subscribe for and purchase from HRN [ ]1/ validly issued, fully paid and nonassessable shares (the "Warrant Shares") of HRN's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), at a

----------
1/ The number of shares shall equal the greater of (A) 4.50% of the total number of shares of stock outstanding following the initial closing of the IPO, or (B) 4.275% of the sum of the total number of shares of stock outstanding immediately following the initial closing of the IPO plus the total number of shares issuable upon exercise or conversion of all warrants, options, and other convertible securities outstanding immediately following consummation of the IPO or which HRN is obligated (as of the time immediately following consummation of the IPO) to issue (but excluding warrants issued to Travelocity LP).

purchase price per share of $[ ]2/ (the "Exercise Price"), at any time from and after January [ ], 2003 (subject to Sections 1.6, 1.7, 1.8 and 2), the "Exercisability Date") but prior to 5:00 p.m. Eastern Time, on January [ ], 2004 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth.

            This Warrant was issued in connection with and pursuant to the terms of the Letter Agreement, dated as of January ___, 2000 (the "Letter Agreement"), between HRN, Sabre Inc., through its Travelocity.com division ("Travelocity"), and Travelocity.com LP, a Delaware limited partnership ("Travelocity LP") and is subject to the terms thereof. Reference in this Warrant is made to the Affiliation Agreement (the "Affiliation Agreement), dated January __, 2000 (the "Effective Date"), between HRN and Travelocity.

            1. PERFORMANCE VESTING. The Warrantholder's right to exercise all or any part of this Warrant shall be subject to the following:

                                    Twelve Months Ended [January,]

                                     2001            2002            2003
                  Target         $140 million    $218 million    $298 million

                  Minimum        $ 55 million    $ 80 million    $110 million

                  1.1 Subject to Section 1.6 below, one-third of this Warrant shall be deemed earned for each specified twelve month period during which the amount of Travelocity Bookings for such period equals or exceeds the applicable Target amount for such period. For example, if the amounts of Travelocity Bookings during each of such three twelve month periods exceed the applicable Target amounts for such periods, this Warrant shall be earned in full and the Warrantholder shall be entitled to exercise this Warrant as provided herein for all of the Warrant Shares. Notwithstanding that portions of this Warrant may be deemed earned after each of the specified twelve month periods, no portion of this Warrant shall be exercisable until the Exercisability Date. For purposes of this Section 1, "Travelocity Bookings" means the gross sales amount before tax of all orders placed and consumed (i.e., by staying at the hotel pursuant to the booked order or, if full payment for the stay (other than a $50 cancellation fee) is not refunded to the customer) either: (a) online through the Travelocity Network, (b) through the Travelocity-exclusive telephone number(s) or (c) through Travelocity customer service. Travelocity Bookings shall include, in the event the merger of Travelocity and Preview Travel, Inc. is consummated, any bookings,

----------
2/ The IPO price.

after the date of such merger, made pursuant to that certain Interactive Product Marketing Agreement dated October 26, 1999 between Preview Travel, Inc. and HRN.

                  1.2 If the amount of Travelocity Bookings does not equal or exceed the applicable Target amount for a specified period but does exceed the applicable Minimum amount for such period, then, subject to Section 1.6 below, a proportionate part of the one-third of this Warrant available to be earned during such period shall be deemed earned during such period and shall become exercisable on the Exercisability Date. The number of shares so earned and exercisable for such period shall be equal to the product of (A) [insert number that is one-third of total Warrant Shares] and (B) a fraction, the numerator of which is the amount of Travelocity Bookings for such period and the denominator of which is the specified Target amount for such period.

                  1.3 To the extent that the amount of Travelocity Bookings during any specified twelve month period exceeds the applicable Target amount for such period, the excess amount shall be carried forward and applied in determining the amount of Travelocity Bookings during the next succeeding twelve month period.

                  1.4 If the amount of Travelocity Bookings during a specified twelve month period is less than the applicable Target amount but greater than an amount equal to the applicable Minimum amount minus $10 million, then the amount of Travelocity Bookings in the next succeeding twelve month period or periods shall first be applied to earn the remaining unearned portion of this Warrant in respect of the prior period. Any amounts so applied shall be disregarded in determining the amount of Travelocity Bookings for any other twelve month period (except with respect to determining whether the conditions of the first sentence of this paragraph 1.4 have been met or whether the $40 Million Minimum (as defined in Section 1.6) has been met). For example, if the Travelocity Bookings for the three twelve-month periods equals $100 million, $200 million, and $300 million, respectively, then warrants for [100/140 *1/3 * the total number of Warrant Shares] would be earned in year 1, warrants for [(40/140 * 1/3 * the total number of Warrant Shares) plus (160/218 * 1/3 * the total number of Warrant Shares)] would be earned in year 2 (the first $40 million in year 2 bookings being applied to complete the earning of the year 1 Warrant Shares that were unearned in Year 1), and warrants for [(58/218 * 1/3 * the total number of Warrant Shares) plus (242/298 * 1/3 * the total number of Warrant Shares)] would be earned in year 3 (the first $58 million in year 3 bookings being applied to complete the earning of the year 2 Warrant Shares that were unearned in year 2). For further example, if the Travelocity Bookings for the three twelve month periods equals $50 million, $100 million, and $300 million, respectively, then $90 million in year 2 bookings would be applied to earn the year 1 warrants in full ($50 million in year 1 bookings plus $90 million of the year 2 bookings), and, $208 million in Year 3 bookings would be applied to earn the year 2 warrants in full (the remaining $10 million in year 2 bookings plus $208 million of the year 3 bookings), but the remaining $92 million in year 3 bookings would not meet the year 3 Minimum amount and would therefore earn no year 3 warrants.

                  1.5 Within 30 days after the end of each of the specified twelve month periods, HRN shall deliver to Travelocity and the Warrantholder a written statement setting forth the amount of Travelocity Bookings during such twelve month period and a computation of the amount of this Warrant, if any, that has been earned in respect of such period.

                  1.6 Notwithstanding anything to the contrary contained in
Section 1.1, 1.2, 1.3. or 1.4, no portion of this Warrant shall be deemed earned if the amount of Travelocity Bookings during the second and third twelve month periods of the term of the Affiliation Agreement (without regard to the application of Travelocity Bookings from or to other periods under Sections 1.3 or 1.4 above) does not equal or exceed $40 million (this condition being referred to herein as the "$40 Million Minimum") (e.g. a portion earned under section 1.1 for year 1 shall not be deemed earned if Travelocity Bookings for year 2 are less than $40 million, but a portion earned under section 1.1 for year 2 shall be deemed earned if Travelocity Bookings for year 1 are less than $40 million so long as Travelocity Bookings for years 2 and 3 are each greater than $40 million, thus meeting the $40 million Minimum). Notwithstanding the previous sentence, HRN may by written notice to the Warrantholder and Travelocity waive the applicability of the $40 Million Minimum in which case (i) the portions of the Warrant specified in such notice shall be deemed to be earned irrevocably; (ii) the Exercisability Date for such portion shall be accelerated to the date three business days after such notice is sent; and (iii) such portions shall remain exercisable until the earlier of (x) the second anniversary of such accelerated Exercisability Date and (y) the fourth anniversary of the Effective Date.

                  1.7 Under the terms of the Affiliation Agreement: HRN has agreed to comply with the performance standards (the "Performance Standards") set forth in ANNEX A.3/ In the event HRN has not complied in any material respect with a Performance Standard with respect to which it has received notice of noncompliance from Travelocity under the Affiliation Agreement at the end of the notice and cure period under the Affiliation Agreement, then upon written notice to HRN, Travelocity may terminate the Exclusivity (as defined in Section 2.1), and upon such termination, notwithstanding Section 1.6, the Exercisability Date with respect to the entire portion of this Warrant previously earned by the Warrantholder shall be accelerated to the date of such termination (such portion of this Warrant remaining exercisable until the earlier

----------
3/ This Annex will be the same as Exhibit B to the Affiliation Agreement.

of (x) the second anniversary of such accelerated Exercisability Date and (y) the fourth anniversary of the Effective Date) without any further performance requirements or conditions. If Travelocity determines, in its reasonable discretion, that a failure by HRN to meet a Performance Standard may have a material adverse effect upon the operation, functionality or user experience of the Travelocity Network, or any portion thereof, Travelocity may decrease or cease the promotion of the HRN Hotel Product until the deficiency has been corrected.

                  1.8 (a) Under Section 3.1 of the Affiliation Agreement, Travelocity has agreed to integrate the HRN hotel properties into the Travelocity Network module that is primarily designed for booking hotels, currently "Find/Reserve Hotel" ("Integration") no later than the date that a full integration of Previewtravel.com and Travelocity.com is completed.

                        (b) Under the Affiliation Agreement, in addition to the notice and termination provisions described in Section 1.7 hereof (which govern breaches by HRN of Performance Standards), either HRN or Travelocity may terminate the Affiliation Agreement upon a material breach thereof by the other party that remains uncured by the breaching party 30 days after written notice of such breach. Under the Affiliation Agreement, Travelocity also has the right to terminate the Affiliation Agreement within 90 days after the first anniversary of Integration if HRN does not account for at least 10% of Travelocity's hotel bookings during the period from the date of Integration until the first anniversary thereof; PROVIDED however, that Travelocity shall lose such right if it has been in material breach of section 3 (which pertains to, among other things, Integration and Travelocity's positioning and promotion of the HRN Hotel Product) or section 6 (which pertains to Exclusivity) of the Affiliation Agreement, for one or more periods of time since the date of Integration whose aggregate length is more than 30 days after written notice is given by HRN of each such breach. In the case of a termination described in this
Section 1.8(b), the Exercisability Date for that portion of this Warrant which was previously earned shall be accelerated to the date of such termination (and shall be exercisable for one year thereafter) without any further performance requirements or conditions after the date of such termination.

            2. EXCLUSIVITY.

                  2.1 Under the Affiliation Agreement, Travelocity has agreed, with certain exceptions, not to display on the Travelocity Network any consolidator hotel offering with respect to any HRN City of any competitor of HRN listed in an exhibit to the Affiliation Agreement (such restriction being referred to herein as "Third Party Exclusivity"). Travelocity has also agreed, with certain exceptions, not to display in the Travelocity Network any wholesale hotel rates arranged by the

Travelocity.com division or its subsidiaries with respect to any HRN City (such restriction being referred to herein as "Travelocity Exclusivity"). The original HRN Cities are identified in the Affiliation Agreement, and cities may be added or deleted based on meeting a target number of HRN hotels and a target percentage of bookings as specified in the Affiliation Agreement. Travelocity Exclusivity and Third Party Exclusivity are referred to together herein as "Exclusivity."

                  2.2 Under the terms of the Affiliation Agreement, Travelocity Exclusivity will terminate and be of no further force and effect if:

                        (a) on the date 18 months after the Effective Date, the cumulative number of Warrant Shares earned to date pursuant to this Warrant is less than 0.4333 x the total number of Warrant Shares;

                        (b) on the date 24 months after the Effective Date, the cumulative number of Warrant Shares earned to date pursuant to this Warrant is less than 0.6667 x the total number of Warrant Shares; or

                        (c) on the date 30 months after the Effective Date, the cumulative number of Warrant Shares earned to date pursuant to this Warrant is less than 0.7778 x the total number of Warrant Shares, in which case the Third Party Exclusivity will also terminate at such time.

                  2.3 Notwithstanding that the performance targets described in
Section 1.1 shall not have been met, HRN in its sole discretion may waive in writing such requirements in full or in part so that all or any part of this Warrant that otherwise would not vest does (notwithstanding Section 1.6) vest, in order to avoid the termination of Travelocity Exclusivity pursuant to Section
2.2 or Third Party Exclusivity pursuant to Section 2.2(c) (in which case the Exercisability Date for the portion of this Warrant that vests as a result of the waiver shall be accelerated to the date of such waiver, and such portion shall be exercisable until the earlier of (x) the second anniversary of such accelerated Exercisability Date and (y) the fourth anniversary of the Effective
Date).

                  2.4 Notwithstanding the waivers described in Section 2.3, under the terms of the Affiliation Agreement, Travelocity has the right to terminate the Travelocity Exclusivity at any time after the date 18 months after the Effective Date; PROVIDED, however, that Travelocity may not exercise such right during the six month period following the exercise by the Warrantholder of any portion of this Warrant made exercisable pursuant to a waiver under Section
1.6 or 2.3. If Travelocity exercises such right to terminate the Travelocity Exclusivity as described in this Section

2.4, all portions of this Warrant that are already exercisable at such time shall remain exercisable, and no portion of this Warrant that is not already exercisable at such time shall be deemed earned.

            3. EXERCISE OF WARRANT.

                  3.1 EXERCISE OF WARRANT. To the extent earned in accordance with Section 1, this Warrant may be exercised, in whole or in part, at any time or from time to time following the Exercisability Date but prior to the Expiration Date, by surrendering to HRN at its principal office this Warrant, with an Exercise Form (as defined herein) duly executed by the Warrantholder and accompanied by payment of the Exercise Price for the number of shares of Class A Common Stock specified in such Exercise Form.

                  3.2 CASHLESS EXERCISE. In lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation) to require HRN to convert this Warrant, in whole or in part, into shares of Class A Common Stock (the "Conversion Right") as provided for in this Section 3.2. Upon exercise of the Conversion Right, HRN shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price (as defined herein) of the shares of Class A Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Class A Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Right may be exercised at any time or from time to time by surrendering to HRN at its principal office this Warrant, with an Exercise Form duly executed by the Warrantholder and indicating that the Warrantholder wishes to exercise the Conversion Right and specifying the total number of shares of Class A Common Stock that the Warrantholder will be issued pursuant to such Conversion Right.

                  3.3 DELIVERY OF WARRANT SHARES; EFFECTIVENESS OF EXERCISE.

                        (a) DELIVERY OF WARRANT SHARES. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form along with a check for the amount of cash to be paid in lieu of fractional shares, if any, shall be delivered to the Warrantholder within three Business Days after the Exercise Date (as defined herein). If this Warrant shall have been exercised only in part, HRN shall, at the time of delivery of the stock certificate or certificates and cash in lieu of fractional shares, if any, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

                        (b) EFFECTIVENESS OF EXERCISE. The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is exercised in accordance with Section 3.1 (the "Exercise Date"). The Person in whose name any certificate for shares of Class A Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such shares of Class A Common Stock for all purposes on the Exercise Date.

                        (c) LIMITATIONS ON EXERCISE. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon the delivery to HRN of any certificates, legal opinions, or other documents reasonably requested by HRN to satisfy HRN that the proposed exercise of this Warrant may be effected without registration under the Securities Act. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such certificates, legal opinions or other documents are reasonably acceptable to HRN.

                  3.4 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereof; PROVIDED, HOWEVER, that the Warrantholder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of HRN.

            4. RESTRICTIVE LEGENDS.

                  4.1 WARRANTS. Except as otherwise permitted by this Section 4, each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 8) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            (A) NEITHER THIS WARRANT NOR ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE

      EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

            (B) THIS WARRANT IS ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

                  4.2 WARRANT SHARES. Except as otherwise permitted by this
Section 4, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DIS POSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                  4.3 REMOVAL OF LEGENDS. Notwithstanding the foregoing, the Warrantholder may require HRN to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend required under Section 4.1(A) or 4.2, as applicable, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to HRN an opinion of legal counsel (from a firm reasonably satisfactory to HRN) which opinion shall be addressed to HRN and be reasonably satisfactory in form and substance to HRN's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

            5. RESERVATION OF SHARES, ETC.

            HRN covenants and agrees as follows:

                  5.1 All Warrant Shares that are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue and the restrictions on transfer contained in this Warrant.

                  5.2 During the period within which this Warrant may be exercised, HRN will at all times have authorized and reserved, and keep available free from preemptive rights a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

                  5.3 HRN will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

            6. LOSS OR DESTRUCTION OF WARRANT.

            Subject to the terms and conditions hereof, upon receipt by HRN of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as HRN may reasonably require, and, in the case of mutilation, upon surrender and cancellation of this Warrant, HRN will execute and deliver a new Warrant of like tenor.

            7. OWNERSHIP OF WARRANT.

            HRN may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than HRN) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registra tion of transfer.

            8. CERTAIN ADJUSTMENTS.

                  8.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                        (a) STOCK DIVIDENDS, SUBDIVISION, COMBINATION OR RECLASSIFICATION OF CLASS A COMMON STOCK. If at any time after the date of the issuance of this Warrant HRN shall (i) declare a stock dividend on the Class A Common Stock payable in shares of its capital stock (including Class A Common Stock), (ii) increase the number of shares of Class A Common Stock outstanding by a subdivision or split-up of shares of Class A Common Stock, (iii) decrease the number of shares of Class A Common Stock outstanding by a combination of shares of Class A Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Class A Common Stock, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Warrantholder will be entitled to receive the number and kind of shares of capital stock that such Warrantholder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

                        (b) REORGANIZATION, ETC. If at any time after the date of issuance of this Warrant any consolidation of HRN with or merger of HRN with or into any other Person (other than a merger or consolidation in which HRN is the surviving or continuing corporation and which does not result in any reclassification of, or change in the Class A Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of HRN to any other Person (each a "Reorganization Event"), shall be effected in such a way that the holders of Class A Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by HRN or another Person) with respect to or in exchange for Class A Common Stock, then, with respect to any unexercised Warrant, the Board of Directors of HRN or any surviving or acquiring corporation or entity (the "Relevant Entity") shall take such action as is equitable and appropriate to substitute a new warrant for such Warrant or to assume such Warrant in order to make such new or assumed warrant as nearly as may be practicable, equivalent to the old Warrant (the "Reorganization Action"). Notwithstanding the foregoing, in lieu of taking any such action, the Relevant Entity may pay to the Warrantholder the Value of the Warrant (as defined below) in cancellation of the Warrant. The "Value of the Warrant" shall be the value of the consideration received less the Exercise Price as determined in good faith by HRN's Board of Directors. The Value of the Warrant shall be payable either, at the election of the Relevant Entity, in cash or in the form of consideration paid to holders of shares of Class A Common Stock pursuant to the Reorganization Event.

                        (c) EXTRAORDINARY DISTRIBUTIONS. If at any time after the date of issuance of this Warrant HRN shall distribute to all holders of its Class A Common Stock (including any such distribution made in connection with a consolidation or merger in which HRN is the continuing or surviving corporation and the Class A Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (i) ordinary course quarterly cash dividends and (ii) dividends payable in shares of capital stock for which adjustment is made under Section 8.1(a)) or rights, options or warrants to subscribe for or purchase securities of HRN, then the number of shares of Class A Common Stock to be delivered to such Warrantholder upon exercise of this Warrant shall be increased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Class A Common Stock determined by multiplying the number of shares such Warrantholder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Current Market Price per share of Class A Common Stock on such record date minus the then fair market value (as reasonably determined by the Board of Directors of HRN in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Class A Common Stock (provided that such denominator shall in no event be less than $.01 and the numerator of which shall be the Current Market Price per share of the Class A Common Stock, and the Exercise Price shall be adjusted as provided below in paragraph (g).

                        (d) PRO RATA REPURCHASES. If at any time after the date of issuance of this Warrant, HRN or any subsidiary thereof shall make a Pro Rata Repurchase, then the number of shares of Class A Common Stock to be delivered to such Warrantholder upon exercise of this Warrant shall be increased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Class A Common Stock determined by multiplying the number of shares of Class A Common Stock such Warrantholder would have been entitled to receive immediately before such Pro Rata Repurchase by a fraction (which in no event shall be less than one) the denominator of which shall be (i) the product of (x) the number of shares of Class A Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Current Market Price of the Class A Common Stock as of the day immediately preceding the first public announcement by HRN of the intent to effect such Pro Rata Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase (provided that such denominator shall never be less than $.01, and the numerator of which shall be the product of (i) the number of shares of Class A Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Class A Common Stock repurchased in such Pro Rata Repurchase and (ii) the Current Market Price of the Class A Common Stock as of the day immediately preceding the first public announcement by HRN of the intent to effect such Pro Rata Repurchase.

                        (e) FRACTIONAL SHARES. No fractional shares of Class A Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Class A Common Stock that would otherwise be issuable to such Warrantholder, HRN will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price per share of Class A Common Stock.

                        (f) CARRYOVER. Notwithstanding any other provision of this Section 8.1, no adjustment shall be made to the number of shares of Class A Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

                        (g) EXERCISE PRICE ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 8.1, the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter; PROVIDED, HOWEVER, that the Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

                        (h) MULTIPLE ADJUSTMENTS. If any action or transaction would require adjustment of the number of shares of Class A Common Stock to be delivered to the Warrantholder upon exercise of this Warrant pursuant to more than one paragraph of this Section 8.1, only one adjustment shall be made and each such adjustment shall be the amount of adjustment that has the highest absolute value.

                  8.2 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, HRN shall promptly mail by overnight courier or by first class mail, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                  8.3 NOTICES OF CORPORATE ACTION. So long as this Warrant has not been exercised in full, in the event of:

                        (a) any action that would trigger an adjustment to the number of shares of Class A Common Stock to be delivered to the Warrantholder upon exercise of this Warrant,

                        (b) any consolidation or merger involving HRN and any other party or any transfer of all or substantially all the assets of HRN to any other party, or

                        (c) any voluntary or involuntary dissolution, liquidation or winding-up of HRN,

HRN will deliver, by overnight courier or by first class mail, postage prepaid, to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of a dividend, distribution or right and the amount and character of any such dividend, distribution or right and (ii) the date or expected date on which a reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Class A Common Stock (or other securities) shall be entitled to exchange their shares of Class A Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered at least 20 days prior to the date therein specified in the case of any date referred to in the foregoing subdivisions (i) and (ii).

                  8.4 EFFECT OF FAILURE TO NOTIFY. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to Section 8.3 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

            9. AMENDMENTS. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of HRN and the Warrantholder.

            10. EXPIRATION OF THE WARRANT. The obligations of HRN pursuant to this Warrant shall terminate on the Expiration Date.

            11. DEFINITIONS.

            As used herein, unless the context otherwise requires, the following terms have the following meanings:

            "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banks are authorized by law or executive order to close in the State of Texas or New York.

            "CLOSING PRICE" of the Class A Common Stock as of any day, means (a) the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or (b) if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked quotation for the Class A Common Stock, in either case reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or a similar service if NASDAQ is no longer reporting such information.

            "CLASS A COMMON STOCK" has the meaning specified on the cover of this Warrant.

            "HRN" has the meaning specified on the cover of this Warrant.

            "CURRENT MARKET PRICE" means, with respect to each share of Class A Common Stock as of any date, the average of the daily Closing Prices per share of Class A Common Stock for the 10 consecutive trading days prior to such date; provided that if on any such date the shares of Class A Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for a share of Class A Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors of HRN or, if requested by the Warrantholder, an Independent Financial Expert selected jointly by the Board of Directors and such Warrantholder. If HRN and the Warrantholder are unable to agree upon an Independent Financial Expert within 15 days after the request by the Warrantholder, each of HRN and the Warrantholder shall select an Independent Financial Expert within 5 days following the expiration of such 15-day period and these two Independent Financial Experts shall select a third Independent Financial Expert and the determination of the fair market value of a share of Class A Common Stock by such third Independent Financial Expert shall be final and binding on HRN and the Warrantholder. If either HRN or the Warrantholder shall fail to select an Independent Financial Expert within such 5-day period, then the fair market value of a share of Class A Common Stock shall be determined by the Independent Financial Expert selected by the other party. The fees and expenses of any of the Independent Financial Experts retained in accordance with the foregoing shall be borne by HRN.

            "EXERCISE FORM" means an Exercise Form in the form annexed hereto as Exhibit A.

            "EXERCISE PRICE" has the meaning specified on the cover of this Warrant.

            "EXPIRATION DATE" has the meaning specified on the cover of this Warrant.

            "INDEPENDENT FINANCIAL EXPERT" means an independent nationally recognized investment banking firm.

            "PERSON" means any individual, corporation, partnership, joint venture, association, trust, limited liability company or other entity.

            "PRO RATA REPURCHASE" means any purchase of shares of Class A Common Stock by HRN or by any of its subsidiaries whether for cash, shares of capital stock of HRN, other securities of HRN, evidences of indebtedness of HRN or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of
HRN), or any combination thereof, which purchase is subject to Section 13(e) of the Securities Exchange Act of 1934, as amended, or is made pursuant to an offer made available to all holders of Class A Common Stock.

            "SECURITIES ACT" has the meaning specified on the cover of this Warrant.

            "WARRANTHOLDER" has the meaning specified on the cover of this Warrant.

            "WARRANT SHARES" has the meaning specified on the cover of this Warrant.

            12. MISCELLANEOUS.

                  12.1 ENTIRE AGREEMENT. This Warrant together with the Letter Agreement and constitute the entire agreement between HRN and the Warrantholder with respect to the Warrants.

                  12.2 BINDING EFFECT; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon HRN and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than HRN and the Warrantholder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                  12.3 TRANSFER; ASSIGNMENT. The Warrantholder may not sell, assign, transfer, gift, exchange or otherwise dispose of, or grant a lien, encumbrance, pledge or other security interest in (each a "Transfer") this Warrant, except that after the first anniversary of the date hereof the Warrantholder may Transfer this Warrant to an affiliate of the Warrantholder.

                  12.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                  12.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:

                        (a)   if to HRN, addressed to:

                              Hotel Reservations Network
                              8140 Walnut Hill Lane
                              Suite 203
                              Dallas, TX 75231
                              Attention: Robert Diener
                              Telecopy:  (305) 892-4443

                              with a copy to:

                              USA Networks, Inc.
                              Carnegie Hall Tower
                              152 W 57th St.,
                              42nd Floor
                              New York, NY 10019
                              Attention: General Counsel
                              Telecopy:  (212) 314-7309

                        (b)   if to the Warrantholder, addressed to:

                              Travelocity.com LP
                              [address]
                              Attention:

                              With a copy to:

                              Sabre Inc., Travelocity.com division
                              [address]
                              Attention:

Any party may by notice given in accordance with this Section 11.5 designate another address or person for receipt of notices hereunder.

                  12.6 SEVERABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                  12.7 REFERENCES TO PORTIONS OF THIS AGREEMENT. The Annexes and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, paragraphs, Annexes and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  12.8 GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

                  12.9 CERTAIN REMEDIES. The Warrantholder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any court of any state having jurisdiction, this being in addition to any other remedy to which the Warrantholder may be entitled at law or in equity.

                  12.10 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of HRN or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by HRN or by creditors or stockholders of HRN or otherwise.

                  12.11 FURTHER ASSURANCES. Each of HRN and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such certificates, instruments and documents as HRN or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

            IN WITNESS WHEREOF, HRN has caused this Warrant to be signed by its duly authorized officer.

                                   HOTEL RESERVATIONS NETWORK


                                   By:___________________________________
                                      Robert Diener
                                      President

Dated: [      ]

                                                                       EXHIBIT A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of Hotel Reservations Network in the amount of $__________ in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

Dated:__________________________

                           Signature____________________________


                                    ----------------------------
                                            (Print Name)

                                    ----------------------------
                                          (Street Address)

                                    ----------------------------
                                    (City)   (State)  (Zip Code)

                                                                         ANNEX A

                              PERFORMANCE STANDARDS

1.    INTRODUCTION

This Annex A describes certain services, functions and responsibilities of HRN (the "Services"). HRN shall be fully responsible for all services (including, without limitation, for equipment and software) from the Electronic Data Interface to the HRN online host systems (such area shall be known as the "HRN Responsibility Area"). Included in such responsibilities, HRN shall operate and maintain the host systems, and manage and operate the equipment, software and any other resources within the HRN Responsibility Area. HRN shall also be fully responsible for providing support and back-end services in connection with HRN hotel reservations support and processing, including, without limitation, call center operation and management services and other general support functions.

HRN anticipates that it will improve and expand the HRN Hotel Product over the Term based on HRN's knowledge of and access to state-of-the-art resources and technology, implementation of improved methods and procedures for providing the HRN Hotel Product, and efficiencies arising from HRN's provision of the HRN Hotel Product.

2.    MANAGEMENT AND OPERATION SERVICES

2.1 Management and Operation of the Equipment. HRN will assume full management and operational responsibility for the HRN Online System and HRN Electronic Data Interface. Such responsibilities include, at a minimum, acquiring, installing, upgrading, managing, maintaining, repairing and replacing all software, hardware and telecommunications in order to provide the Services.

HRN shall assume full management and operational responsibility for host processor(s) functions and services within the HRN Responsibility Area. HRN's responsibilities during the term of the Agreement will include, without limitation: console monitoring and operations; tape and storage management; and all technical system support operations. HRN will maintain proper and adequate facilities, equipment and supplies, and a properly trained and adequately staffed operations center, including necessary management and support staff. The normal hours of operation of the operations center will be 24 hours per day, 7 days per week (subject to regularly scheduled maintenance (currently occurring between 2:30 a.m. and 3:30 a.m. Central time Monday through Saturday and 12:01 a.m. through 6 a.m. Central time Sunday) and events beyond HRN's control).

HRN will assume full management and operational responsibility for network functions and services within the HRN Responsibility Area. HRN's responsibilities will include, without limitation, acquiring, installing, upgrading, managing, maintaining, repairing and replacing all equipment, software, lines and cabling, as required to perform the network services as the network may change during the Term. HRN shall implement measures necessary to ensure confidentiality and protect against unauthorized access and fraudulent use.

2.2 Software Management and Maintenance. HRN will assume full management and operational responsibility for the software within the HRN Responsibility Area, i.e., the "Online Systems". Such responsibilities include, without limitation, acquiring, installing, upgrading, managing, maintaining, repairing and replacing all software in order to provide the Services. Software management and maintenance will include, without limitation, the following:

Corrective maintenance, including correction of systems defects in accordance with applicable specifications;

Preventative maintenance, including prevention of systems problems by, where appropriate, improving systems documentation, source code restructuring to the extent the code is accessible, database/index reorganization, system re-engineering, tool construction and rewriting un-maintainable modules.

Upgrading the Back-End Systems: (i) so that the Online Systems are always kept current, (ii) pursuant to HRN's normal maintenance practices, (ii) in a manner that ensures continued eligibility for support and maintenance by any third-party for such Software.

Tuning of systems to improve operational performance and minimize resource usage to the extent practicable;

Optimizing the functionality and features provided by the Electronic Data Interface for integration into Travelocity's online reservation system. Prior to releasing material, new functionality or features through the HRN Electronic Data Interface ("New Functionality"), HRN will use commercially reasonable efforts to test the New Functionality to confirm its compatibility with Travelocity's online reservation system;

Development and maintenance of current documentation for the Back-End Systems, including changes to reflect any modifications to the Back-End Systems; and

Implementation of any regulatory requirements.

2.3 Other Management and Operational Responsibilities. HRN shall be responsible for other management and operation services related to the HRN Responsibility Area, including, without limitation, the following:

Monitoring. HRN will ensure that the performance and availability of the HRN Internet Site is monitored on a continuous (24 X 7) basis (subject to events outside HRN's control) and shall provide Travelocity with a technical support plan for 24 x 7 technical support acceptable to Travelocity. HRN will provide Travelocity with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for HRN's principal business and technical representatives, for use in cases when issues or problems arise with respect to the HRN Internet Site. HRN will notify Travelocity operational staff of material technical problems, and will provide timely status reports.

HRN agrees to use commercially reasonable efforts to address material technical problems (over which HRN exercises control) affecting use by the Travelocity Network of the HRN Electronic Data Interface or affecting use of the offline Travelocity toll-free telephone number(s) (an "HRN Technical Problem") promptly following notice thereof. In the event that HRN is unable to promptly resolve an HRN Technical Problem following notice thereof from Travelocity (including, without limitation, infrastructure deficiencies producing user delays), Travelocity will have the right to regulate the promotions it provides to HRN hereunder until such time as HRN corrects the HRN Technical Problem at issue.

Disaster Recovery. HRN will assume management and operational responsibility, as applicable, for the provision of disaster recovery services in a manner at least consistent with industry standards. Such services include the management and interface with third party disaster recovery service providers, and the development, management and, as applicable, operation of a disaster recovery plan.

Security Management. HRN will manage and monitor access to computer system resources, including system level accounts, groups, users and passwords and will maintain the security software. Travelocity shall have the right to perform a and end-to-end security audit of the HRN Responsibility Area at Travelocity's sole option and expense.

3.    SUPPORT AND BACK-END SERVICES

3.1 Call Center Services. HRN shall be responsible for the management of a call center to answer inquiries from users of the Online Reservation System related to information and reservations on all HRN hotel reservations. HRN shall manage and operate the Call Center, providing the resources necessary to respond promptly to inquiries and customer support related to hotel information and reservations. All communications (including oral communications) with Travelocity Users through the Call Center shall be made under the Travelocity brand in a manner approved by Travelocity in advance. Without limiting the generality of the foregoing, HRN's services shall include, without limitation:

Supporting both toll free (800) voice service and online;

Providing hours of operation that will mirror periods of highest user activity over all time zones, which, unless mutually agreed, at a minimum will be between 7:00 am to 11:00 p.m. Central Time;

Staffing the Call Center as necessary to meet or exceed customer demand for customer support;

Acknowledging customer complaints within 48 hours of receipt (72 hours for complaints received between 6 p.m. Friday evening and 6 p.m. Saturday evening) of complaint and promptly making best efforts to resolve the same, within five
(5) business days after receipt, and in no case shall resolution occur later than thirty (30) calendar days after receipt. HRN shall log all such complaints and will note the date/time of the complaint, escalation (if any) and resolution. HRN shall maintain files on all complaints and resolutions and shall make such records available to Travelocity upon request.

In addition, HRN shall make commercially reasonable efforts to implement and support any and all methods of customer communication being utilized by Travelocity in its own customer service facilities. This may include, but is not limited to, real-time assistance to users through instant messages and/or interactive chat/conference functionality.

Responding to Travelocity requests for information on Call Center operations. HRN understands that from time to time Travelocity shall make surprise test calls to the Call Center in order to determine provision of Call Center services. In the event that Travelocity discovers a problem with the services, Travelocity shall notify HRN, and the Parties shall meet to discuss the problem. HRN shall take the steps necessary to correct any problems.

4.    ADDITIONAL SERVICES

4.1 Fraud. HRN shall diligently monitor the HRN online system for fraud and abuse and shall provide adequate staffing for maintenance of both the HRN online system and HRN's Electronic Data Interface. In the event that fraudulent activity associated with use of the HRN online system and/or HRN Electronic Data Interface exceeds two times Travelocity's average occurrence of fraud for a similar time frame across its credit card transaction activities through the Travelocity Service (as measured by Travelocity) (the "Average Fraud Level"), then the Parties shall make such modifications to any and all applicable operations, systems, information flows related to fraud prevention and billing as are necessary to reduce such fraudulent activity to no greater than two times the Average Fraud Level. HRN shall also work with Travelocity in developing policies (not otherwise addressed herein) that are designed to combat any repeated customer service complaints and to prevent deceptive selling practices.